EXHIBIT 10.8

TERM LOAN AGREEMENT

        This TERM LOAN AGREEMENT (“Agreement”) dated December 29, 2006 between FIRST INTERSTATE BANK (“Lender”) and SEMITOOL, INC. (“Borrower”), outlines the basic agreement and understanding reached between the parties relative to long term financing provided under the Montana Board of Investments (“Board”) Value-Added loan program. This Agreement supplements the terms and conditions of all other agreements, instruments, and documents used to create the obligation under the agreement (“Loan Documents”), and shall be read and construed together with the promissory note and security documents and where possible shall be interpreted in harmony with the Loan Documents.

LOAN

        Under the terms and conditions set forth in this Agreement, Lender agrees to make a loan to the Borrower in the amount of Four Million Nine Hundred Thousand Dollars ($4,900,000) under the Value-Added loan program subject to the terms and conditions set forth in the Board’s Commitment Letter dated December 21, 2006 and Value-Added Loan Policy which are hereby incorporated by reference. The loan shall be evidenced by a promissory note executed between the parties dated December 29, 2006 (“Note”) under the following terms:

a.	Purpose – Loan proceeds shall be used to provide long term financing for the renovation of an existing building and for the purchase of manufacturing equipment necessary to operate the facility.

b.	Repayment – Borrower shall repay the Loan by making monthly payments of principal and interest sufficient to fully amortize the loan amount over ten years ending.

c.	Interest Rate – The interest rate on the Loan shall be bifurcated as follows:

i.	Twenty-five percent (25%) at a fixed annual rate of 7.75%

ii.	Seventy-five percent (75%) at a variable annual rate of 7.85% until such time as the Borrower submits evidence to the Board that at least ten (10) new jobs have been created, at which time the rate shall be reduced to 2.5% for a period of five years followed by a rate of 6.5% for the remaining term of the loan.

d.	Security – Borrower shall execute and deliver security agreements and deeds of trust to the Lender granting Lender a first lien position on the Real Property, Equipment, and Fixtures located at 3850 US Highway 2 East and 423 Birch Grove Road, Kalispell, Montana located in Flathead County.

e.	Origination Fee – With the execution of the Loan Documents, the Borrower shall pay to the Lender an origination fee in the amount of $5,000, which shall be fully earned and non-refundable.

CONDITIONS PRECEDENT

        The Lender shall have no obligation to disburse amounts to the benefit of the Borrower hereunder unless; (i) the Borrower has signed and delivered all documents and instruments as required by this Agreement, the Loan Documents, the Board, and the Lender; (ii) all representations, warranties, and statements made in connection with the Loan are true and in affect; (iii) No Event of Default has occurred or is occurring, and no event, with the passing of time may become an Event of Default; and (iv) Borrower has fulfilled all conditions contained in this Agreement to the Lender’s satisfaction.

REPRESENTATIONS AND WARRANTIES

                In order to induce the Lender to enter into this Agreement and to make the Loan and to induce the Board to participate in the Loan, the Borrower represents and warrants that:

                Organization and Qualification. The Borrower is a Montana corporation duly organized, validly existing and in good standing under the laws of the State of Montana.

                Power and Authority. The Borrower has all requisite power and authority to execute, deliver and perform this Agreement, the Note, and the Loan Documents, to borrow under this Agreement and to create the collateral security interests for which they provide, and has taken all necessary action to authorize the borrowings hereunder on the terms and conditions of this Agreement and the execution, delivery and performance of this Agreement and the Loan Documents. No consent of any other party nor consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents.

                Enforceability. This Agreement constitutes, and the Loan Documents, when executed and delivered to Lender pursuant to the provisions of this Agreement, will constitute valid obligations of the Borrower legally binding upon it and enforceable in accordance with their respective terms, except as enforceability of the foregoing may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights.

                Conflict with Other Instruments. The execution, delivery and performance of this Agreement and the Loan Documents will not violate or contravene any provision of any existing law or regulation or decree of any court, governmental authority, bureau or agency having jurisdiction in the premises or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Borrower is a party or which purports to be binding upon it or any of its properties or assets, and will not result in the creation or imposition of any lien, charge, encumbrance on, or security interest in, any of its properties or assets pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement.

                Litigation. There are no actions, suits or proceedings before any court or governmental department or agency (whether or not purportedly on behalf of the Borrower) pending or, to the knowledge of the Borrower, threatened (a) with respect to any of the transactions contemplated by this Agreement or (b) against or affecting the Borrower or any of its properties which, if adversely determined, could have a material adverse effect upon the financial condition, business or operations of the Borrower or its ability to repay the Loan.

                Properties. The Borrower has good and marketable title to, all properties and assets to be pledged as security for the Loan, real and personal, except for defects of title to real property which do not affect the marketability thereof and which do not materially impair the value or usefulness thereof. Such properties and assets are subject to no mortgage, security interest, pledge, lien, charge, encumbrance or title retention or other security agreement or arrangement of any nature whatsoever, except as permitted under this Agreement.

                Default. The Borrower is not in default under any material existing agreement, and no Default hereunder has occurred and is continuing.

                Taxes. The Borrower has filed or caused to be filed all tax returns (including, without limitation, those relating to Federal and state income taxes) required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it (other than those being contested in good faith by appropriate proceedings for which adequate reserves have been provided on its books). No tax liens have been filed against the property or assets of the Borrower and no claims are being asserted with respect to such taxes which, if adversely determined, could have a material adverse effect upon the financial condition, business or operations of the Borrower.

                Financial Condition. All balance sheets, profit and loss statements, and other financial statements of the Borrower which will hereafter be furnished to Lender, will be (when furnished) true and correct and will (when furnished) present fairly, accurately and completely the consolidated financial position of the Borrower and the results of its operations as of the dates and for the periods for which the same are furnished. All such financial statements have been prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis. There has been no material adverse change in the business, properties, operations or condition (financial or otherwise) of the Borrower since the date of the financial statements which were most recently furnished by the Borrower to Lender. No event has occurred which could reasonably be expected to interfere substantially with the normal business operations of the Borrower, except as disclosed in writing to Lender heretofore or concurrently herewith.

                Environmental Matters.
                (a)       To the best of the Borrower’s knowledge, the real properties to be pledged as security have never been and are not being used to make, store, handle, treat, dispose of, generate, or transport hazardous substances in violation of any applicable law. There has never been a release of hazardous substances on, from, or near the real properties or any other property owned or used by the Borrower in violation of any applicable law or that caused or might cause contamination, and no contamination exists on any such property.

                 (b)       The Borrower has never received any notification, citation, complaint, violation, or notice of any kind from any person relating or pertaining to the making, storing, handling, treating, disposing, generating, transporting, or release of any hazardous substances, and neither the Borrower nor any property owned or used by the Borrower is under any investigation with respect to any such matters.

AFFIRMATIVE COVENANTS

                The Borrower covenants and agrees that from and after the date of this Agreement and so long as amounts under the Note remain outstanding and unpaid it will observe the following covenants unless Lender shall otherwise consent in writing:

                Financial Statements. The Borrower will furnish to Lender as soon as available, but in any event not later than one hundred twenty (120) days after the close of each fiscal year of the Borrower, the annual report of the Borrower, containing a balance sheet as at the end of such fiscal year, and related statements of income, shareholders’ equity and cash flows of the Borrower, for such fiscal year, together with supporting schedules, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and compiled in accordance with Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis by independent public accountants, and certified as to their correctness by the Borrower’s chief financial officers. The Borrower shall also submit to Lender from time to time, such additional financial and other information as the Lender may reasonably request.

                Insurance. The Borrower will maintain insurance with financially sound and reputable insurers against loss or damage of the kinds customarily insured against by corporations or other business entities of established reputation engaged in the same or similar business and similarly constituted, including the following: (i) “All-Risk” fire and extended coverage hazard insurance covering the real property securing the Loan in an aggregate amount not less than 100% of the full insurable replacement value of the property, including coverage for loss of contents owned by the Borrower, and providing the Lender as the first mortgagee and loss payee under a standard mortgagee endorsement clause; (ii) comprehensive general public liability insurance covering injury and damage to persons and property with limits acceptable to the Lender and naming the Lender as a certificate holder; and (iii) such other insurance as the Lender may require from time to time.

                All such insurance policies shall (i) name the Lender as sole loss payee and as an additional insured, as appropriate, (ii) provide that if the insurance covered thereby is proposed to be canceled or materially changed for any reason, such insurer will promptly notify the Lender and such cancellation or change shall not be effective, as to the Lender, for thirty (30) days after receipt by the Lender of such notice, unless the effect of such change is to extend or increase coverage under the policy, and (iii) provide that the Lender will have the right, at its election, to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default.

NEGATIVE COVENANTS

               The Borrower covenants and agrees that from and after the Closing Date and so long as the Borrower’s Note, or any other Obligations of the Borrower to Lender remain outstanding and unpaid, in whole or in part, it will observe the following covenants unless Lender shall otherwise consent in writing:

                Removal and Protection of Property. The Borrower will not remove (other than in the ordinary course of business) any Collateral from the place of business where presently located, nor permit the value of any Collateral to be impaired or to become a fixture or an accession to other goods.

                Handling of Hazardous Substances. The Borrower will not permit use in its business or operations, or produce as a result or as a by-product of its business or operations, or store or hold at any site or location at which it conducts its business or operations, or at any other property, any hazardous substance unless the Borrower strictly and fully complies with all requirements of any applicable law, regulation, decision or edict relating to the special handling, collection, storage, treatment, disposal, or transportation of such hazardous substance. The Borrower will not permit the release or threatened release of any hazardous substance on, from, or near their respective properties which might cause contamination.

                Payment of Bonuses or Dividends. The Borrower shall not pay any bonus or dividend to investors until the Loan is repaid other than normal performance bonuses previously agreed to by the Board.

EVENTS OF DEFAULT

                The following events shall constitute “Events of Default” under this Agreement:

                Payment Default. Borrower fails to make any payment when due under the Note.

                Other Defaults. Borrower fails to comply with or to perform any term, obligation, covenant or condition contained in the Loan Documents or to comply with or to perform any term, obligation, covenant or condition of this Agreement or any other between Borrower and Lender.

                Default in Favor of Third Parties. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement , in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay the Loan or perform Borrower’s obligations under this Agreement or the Loan Documents.

                False Statements. Any representation or warranty made by the Borrower in any Loan Document or to induce the Lender to enter into the transactions contemplated hereunder proves to be false, incorrect or misleading in any material respect as of the date when made.

                Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of the Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

                Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

                Adverse Change. A material adverse change in the financial condition of the Borrower which substantially impairs the financial responsibility of the Borrower or its ability to repay the Loan.

                Insecurity. Lender in good faith believes itself insecure.

        Upon default, Lender may declare the entire unpaid principal balance under the Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount. It is understood and agreed that in the occurrence of any default hereunder, Lender may, at its option, without limiting or affecting any of its rights hereunder, exercise any and all rights, remedies, or options hereunder, as the personal property, real property, either concurrently or in such order as it may determine.

AMENDMENTS

        Although this Agreement reflects the intentions of the parties, it is understood that from time-to-time and adjustment in the agreement may be necessary. Any adjustments, amendments or deviations from this Agreement must be agreed to in writing by both parties prior to the adjustment or exception to this Agreement. Failure to obtain a written waiver or a requirement under this Agreement will constitute a default under the Agreement.

NO WAIVER

        No failure by Lender to comply with any provision or provisions of this Agreement, and no waiver on the part of any party in exercising any rights hereunder, shall operate as a waiver of any rights of Lender. No waiver of a default or Event of Default shall affect any subsequent default or Event of Default or impair any rights of Lender consequent thereon. Any approval given by Lender in whole or in part shall not waive or impair any of the provisions hereof or any of the rights or remedies of Lender hereunder or affect the security hereunder given or any of the rights or remedies of Lender as to such security, nor shall so doing be or be construed to be a variance from this Agreement. Tardiness in enforcing any provision hereof shall not be set up as a waiver by Lender of any of its rights hereunder and all covenants on the part of the Borrower hereunder to be kept and performed may be enforced by Lender at any time until all obligations are satisfied.

NOTICES

        All notices required or authorized to be given by the Borrower or the Lender pursuant to this Agreement shall be in writing and shall be sent by registered or certified mail, postage prepaid, to the following addresses:

To the Borrower: To the Lender:	Semitool, Inc. 655 West Reserve Drive Kalispell, MT 59901 Attn: Ray Thompson First Interstate Bank 2 Main Street Kalispell, MT 59901 Attn: Commercial Loan Department

or to such other addresses as may from time to time be furnished to the parties, effective upon the receipt of notice thereof given as set forth above.

ACKNOWLEDGMENT

        By signing below, each of the parties to this Agreement acknowledges that they have read this Agreement and related Loan Documents and understands each agreement and document, and agrees to comply with their terms and conditions so long as a principal balance is outstanding on the Loan.

SEMITOOL, INC.

By: /s/ Raymon F. Thompson ———————————————————— Raymon F. Thompson, Chief Executive Officer

FIRST INTERSTATE BANK

By: /s/ Scott P. Mizner ———————————————————— Scott P. Mizner, Vice President